===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         GULF ISLAND FABRICATION, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                        [GULF ISLAND LOGO APPEARS HERE]

                         GULF ISLAND FABRICATION, INC.
                               583 THOMPSON ROAD
                            HOUMA, LOUISIANA 70363

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 25, 2001

                               ----------------

TO THE SHAREHOLDERS OF GULF ISLAND FABRICATION, INC.:

   The annual meeting of shareholders of Gulf Island Fabrication, Inc. (the "Company") will be held at 10:00 a.m., local time, on Wednesday, April 25, 2001, at the office of the corporation, 583 Thompson Road, Houma, Louisiana for the following purposes, more fully described in the accompanying proxy statement:

  1. To elect two Class I directors.

  2. To ratify the appointment of Ernst & Young LLP as the independent auditors to audit the financial statements of the Company and its subsidiaries for the year 2001.

  3. To transact such other business as may properly come before the meeting and any adjournments thereof.

   The Board of Directors has fixed the close of business on March 9, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and all adjournments thereof.

   Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please mark, date and sign the enclosed proxy card and return it promptly in the enclosed stamped envelope. Furnishing the enclosed proxy will not prevent you from voting in person at the meeting should you wish to do so.

                                          By Order of the Board of Directors

                                          /s/ Valarae L. Bates

                                              VALARAE L. BATES
                                                  Secretary

Houma, Louisiana
March 23, 2001

                         GULF ISLAND FABRICATION, INC.
                               583 THOMPSON ROAD
                            HOUMA, LOUISIANA 70363

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 25, 2001

   This Proxy Statement is furnished to shareholders of Gulf Island Fabrication, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at its annual meeting of shareholders to be held at the date, time and place set forth in the accompanying notice and at any adjournment thereof (the "Meeting"). The date of this Proxy Statement is March 23, 2001.

   On March 9, 2001, the record date for determining shareholders entitled to notice of and to vote at the Meeting, the Company had outstanding 11,700,592 shares of common stock ("Company Stock"), each of which is entitled to one vote on all matters to be considered at the Meeting.

   Shares represented by all properly executed proxies on the enclosed form received in time for the Meeting will be voted at the Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Unless revoked, the proxy will be voted as specified and, if no specifications are made, will be voted in favor of the proposed nominees and for the ratification of the appointment of auditors as described herein.

   The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefax and telegraph. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward solicitation materials to the beneficial owners of the shares of Common Stock of the Company; upon request, the Company will reimburse such persons for reasonable out-of-pocket expenses incurred in connection therewith.

                             ELECTION OF DIRECTORS

   The Company's Amended and Restated Articles of Incorporation provide for a Board of Directors consisting of three classes, with the number of directors to be set forth in the By-laws. The By-laws provide for a Board of Directors of seven persons. The term of office of the Class I directors will expire at the Meeting, and the persons listed as the Class I nominees in the table below will be nominated for election to the Board of Directors for a term expiring in 2004. The term of office of the Class II directors will expire at the 2002 annual meeting. The term of office of the Class III directors will expire at the 2003 annual meeting.

   The Board of Directors has nominated two candidates for election at the Meeting and recommends that shareholders vote FOR the election of the nominees. Proxies cannot be voted for more than two candidates. In the absence of contrary instructions, the proxy holders will vote for the election of the two nominees listed below. In the unanticipated event that either nominee is unavailable as a candidate for director, the persons named in the accompanying proxy will vote for a substitute candidate nominated by the Board of Directors.

   The following table sets forth as of February 1, 2001, for each nominee, each other director of the Company whose term will continue after the Meeting and each of the executive officers of the Company, the age, positions with the Company, and principal occupations and employment during the past five years of each such person, any family relationships among such persons, and, if a nominee or a director, each person's directorships in other public corporations and the year that he was first elected a director of the Company or its predecessor. All executive officers serve at the pleasure of the Board of Directors of the Company.

                         Positions with the Company, Principal Occupations,
                       Directorships in Other Public Corporations, and Family  Director
    Name and Age                            Relationships                       Since
    ------------       ------------------------------------------------------- --------


Nominees for Election as Class I Directors (for term expiring in 2004)

Thomas E. Fairley, 52  Director of the Company. Director, President and Chief    1997
                       Executive Officer of Trico Marine Services, Inc., a
                       marine vessel operator.

Hugh J. Kelly, 75      Director of the Company. Consultant to the oil and gas    1997
                       industry. Chief Executive Officer of ODECO, Inc., an
                       offshore drilling contractor, until 1989. Director of
                       Chieftain International, Inc., an oil and gas
                       exploration and development company.

Continuing Class II Directors (term expires in 2002)

Gregory J. Cotter, 52  Director and financial advisor to the Company.            1985
                       Director, President and Chief Operating and Financial
                       Officer of Huey Wilson Interests, Inc. ("Wilson
                       Interests"), a financial and business management
                       company, and Director, President, and Chief Financial
                       Officer of Wilson Jewelers, Inc. ("Wilson Jewelers"), a
                       jewelry merchandiser.

John P. ("Jack")       Director of the Company. Chief Executive Officer of All   1997
 Laborde, 51           Aboard Development Corporation ("All Aboard"), an
                       independent oil and gas exploration and production
                       company, since 1996 and President of All Aboard since
                       1998. Vice President of All Aboard from November, 1993,
                       to March, 1996. Consultant to the Company from April,
                       1996, to December, 1996, and International Marketing
                       Manager of the Company from April, 1992, to March,
                       1996. Son of Alden J. Laborde.

Continuing Class III Directors (term expires in 2003)

Kerry J. Chauvin, 53   Director, President and Chief Executive Officer of the    1985
                       Company.

Alden J. ("Doc")       Director and Chairman of the Board of the Company.        1985
 Laborde, 85           Father of John P. Laborde.

Huey J. Wilson, 72     Director of the Company. Chairman of the Board and        1997
                       Chief Executive Officer of Wilson Interests and of
                       Wilson Jewelers.

Executive Officers not Serving as Directors

Murphy A. Bourke, 56   Executive Vice President--Marketing of the Company.        N/A
                       Vice President--Marketing of the Company until
                       December, 1999.

Kirk J. Meche, 38      Executive Vice President--Operations of the Company.       N/A
                       President of Gulf Island, L.L.C., a wholly-owned
                       fabrication subsidiary of the Company.

Joseph P. Gallagher,   Vice President--Finance, Chief Financial Officer, and      N/A
 III, 50               Treasurer of the Company

   During 2000, the Board of Directors of the Company held six meetings. The Board of Directors has an Audit Committee (the "Audit Committee"), of which Gregory J. Cotter, Chairman, Thomas E. Fairley, and Hugh J. Kelly are members, and a Compensation Committee (the "Compensation Committee"), of which Huey J. Wilson, Chairman, Mr. Cotter, Alden J. Laborde, and John P. Laborde, are members. The Board of Directors does not have a Nominating Committee. The Audit Committee, which met twice during 2000, reviews the Company's annual audit and meets with the Company's independent auditors to review the Company's internal controls and financial management practices. The Compensation Committee, which met twice during 2000, recommends to the Board of Directors compensation for the Company's key employees, administers the

Company's stock incentive plan, and performs such other functions as may be prescribed by the Board of Directors. The composition of Board committees is reviewed and re-determined each year at the initial meeting of the Board after the annual meeting of shareholders. Each of the present directors attended at least 75% of the aggregate number of the 2000 meetings of the Board and of the committees on which he served during the periods of his Board membership and committee service.

   In 2000 each non-employee director received an annual fee of $12,000 for his services as a director and an attendance fee of $1,000 for each Board or committee meeting. In 2001 each non-employee director will receive $15,000 for his services as a director and an attendance fee of $1,200 for each Board or committee meeting. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, controller, and beneficial owners of more than 10% of the Common Stock to file certain beneficial ownership reports with the Securities and Exchange Commission. Each of Messrs. Chauvin, Bourke and Gallagher failed to file timely a statement on Form 5 for 2000 reporting a grant of employee stock options. These transactions were reported late on a Form 4 filed for February 2001.

                                STOCK OWNERSHIP

   The following table sets forth, as of February 1, 2001, certain information regarding beneficial ownership of Company Common Stock by (i) each director of the Company, (ii) each executive officer of the Company, (iii) all directors and executive officers of the Company as a group, and (iv) each other shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Unless otherwise indicated, the Company believes that the shareholders listed below have sole investment and voting power with respect to their shares based on information furnished to the Company by such shareholders.

                                                 Number of Shares  Percent of
                                                   Beneficially   Outstanding
            Name of Beneficial Owner                 Owned (1)    Common Stock
            ------------------------             ---------------- ------------
Murphy A. Bourke................................       36,800            *
Kerry J. Chauvin................................      145,800          1.2%
Gregory J. Cotter...............................        5,000(2)         *
Thomas E. Fairley...............................       10,000            *
Joseph P. Gallagher, III........................       57,000            *
Hugh J. Kelly...................................        4,000            *
Alden J. Laborde (3)............................    1,524,900         13.0%
John P. Laborde.................................       83,100(4)         *
Kirk J. Meche...................................        8,030            *
Huey J. Wilson (5)..............................    2,201,000(6)      18.8%
All directors and executive officers as a group
 (10 persons)...................................    4,075,830         34.5%
New South Capital Management, Inc. (7)..........    1,174,000(8)      10.0%

--------
 * Less than one percent.

(1) Includes shares that could be acquired within sixty days after February 1, 2001 upon the exercise of options granted pursuant to the Company stock option plan, as follows: Mr. Bourke, 14,600 shares; Mr. Chauvin, 81,800 shares; Mr. Gallagher, 27,000 shares; Mr. Meche, 7,280 shares; all directors and executive officers as a group, 130,680 shares.

(2) Does not include any of the shares referred to in note (6) below.

(3) The address of Mr. Laborde is 210 Baronne Street, Suite 822, New Orleans, Louisiana 70112.

(4) Includes 51,000 shares owned by Mr. Laborde's two children.

(5) The address of Mr. Wilson is 3636 South Sherwood Forest Boulevard, Suite 650, Baton Rouge, Louisiana 70816.

(6) Includes 135,000 shares held by a charitable foundation of which Messrs. Cotter and Wilson are trustees. Messrs. Cotter and Wilson disclaim beneficial ownership of these shares.

(7) The address of New South Capital Management, Inc. is 100 Ridgeway Loop Road, Suite 233, Memphis, Tennessee 38120.

(8) Based on the Schedule 13G dated January 9, 2001 filed by New South Capital Management, Inc. with the Securities and Exchange Commission.

                            EXECUTIVE COMPENSATION

   The following table summarizes the compensation paid in 2000, 1999, and 1998 by the Company to its Chief Executive Officer and each of its most highly compensated executive officers whose salary and bonus exceeded $100,000 for 2000 (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                         Annual
                                      Compensation    Securities
                                    ----------------- Underlying    All Other
 Name and Principal Position   Year  Salary  Bonus(1) Options(#) Compensation(2)
 ---------------------------   ---- -------- -------- ---------- ---------------
 Kerry J. Chauvin............  2000 $262,882 $69,839    50,000       $6,868
   President and Chief
    Executive Officer          1999  259,448  35,037    15,000        6,985
                               1998  262,917 271,994    15,000        7,974
 Murphy A. Bourke............  2000 $138,202 $29,442    23,000       $6,092
   Executive Vice President--  1999  137,396  14,808     6,000        6,985
   Marketing                   1998  139,167 114,956     6,000        7,974
 Joseph P. Gallagher, III....  2000 $131,338 $28,073    23,000       $5,771
   Vice President--Finance,
    Chief                      1999  129,572  13,962     6,000        6,985
   Financial Officer, and
    Treasurer                  1998  131,000 108,387     6,000        7,974

--------
(1) For 2000, the Company's executive officers were paid bonuses equal to a specified percentage of the Company's income before taxes and before deduction of the executive bonuses. The percentages for Messrs. Chauvin, Bourke and Gallagher were 1.02%, .43% and .41%, respectively.

(2) Includes (i) matching and profit-sharing contributions of $6,468, $5,692 and $5,371 in 2000, $6,596, $6,596, and $6,596 in 1999, $7,574, $7,574 and
    $7,574 in 1998 to the Company's 401(k) plan on behalf of Messrs. Chauvin, Bourke and Gallagher, respectively, and (ii) premium payments of $400, $400, and $400 in 2000, $389, $389 and $389 in 1999, and $400, $400 and
    $400 in 1998 for Messrs. Chauvin, Bourke and Gallagher, respectively, under a long-term disability insurance plan, which premium payments are attributable to benefits in excess of those benefits provided generally for other employees.

Stock Option Grants

   The following table sets forth information with respect to all stock options granted in 2000 by the Company to each of the Named Executive Officers.

                             Option Grants in 2000

                                                                                    Grant Date
                                             Individual Grants                        Value
                         ---------------------------------------------------------- ----------
                             Number of        % of Total
                             Securities     Options Granted Exercise or             Grant Date
                         Underlying Options To Employees in     Base     Expiration  Present
          Name              Granted (1)          2000       Price ($/Sh)    Date    Value ($)
          ----           ------------------ --------------- ------------ ---------- ----------
Kerry J. Chauvin........       25,000            33.3%          9.50        1/3/10  162,000(2)
                               25,000             7.8%         15.00      11/17/10  255,750(3)
Murphy A. Bourke........        9,000            12.0%          9.50        1/3/10   58,320(2)
                               14,000             4.4%         15.00      11/17/10  143,220(3)
Joseph P. Gallagher
 III....................        9,000            12.0%          9.50        1/3/10   58,320(2)
                               14,000             4.4%         15.00      11/17/10  143,220(3)

--------
(1) Each of the stock options granted in 2000 by the Company to the Named Executive Officers will become exercisable over a five-year period. The stock options will become immediately exercisable in their entirety upon
    (i) a reorganization, merger or consolidation of the Company in which the Company is not the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, (iii) a liquidation or dissolution of the Company, (iv) a person or group of persons, other than Alden J. Laborde or Huey J. Wilson or any employee benefit plan of the Company, becoming the beneficial owner of 30% or more of the Company's voting stock or (v) the replacement of a majority of the Board of Directors in a contested election (a "Significant Transaction"). The Compensation Committee also has the authority to take several actions regarding outstanding stock options upon the occurrence of a Significant Transaction, including requiring that outstanding stock options remain exercisable only for a limited time, providing for mandatory conversion of outstanding stock options in exchange for either a cash payment or Common Stock, making equitable adjustments to stock options or providing that outstanding stock options will become stock options relating to securities to which a participant would have been entitled in connection with the Significant Transaction if the stock options had been exercised.
(2) The Black-Scholes option-pricing model was used to determine the grant date present value of the stock options granted in January 2000 by the Company to the Named Executive Officers. Under the Black-Scholes option-pricing model, the grant date present value of each stock option referred to in the table was calculated to be $6.48. The following facts and assumptions were used in making such calculation: (i) an exercise price of $9.50 for each such stock option; (ii) a fair market value of $9.50 for one share of Common Stock on the date of grant; (iii) no dividend payments on Common Stock; (iv) a stock option term of 10 years; (v) a stock volatility of 58.8%, based on an analysis of monthly closing stock prices of shares of Common Stock during a 45-month period; and (vi) an assumed risk-free interest rate of 5.79%, which is equivalent to the yield on a ten-year treasury note on the date of grant. No other discounts or restrictions related to vesting or the likelihood of vesting of stock options were applied. The resulting grant date present value of $6.48 for each stock option was multiplied by the total number of stock options granted to each of the Named Executive Officers to determine the total grant date present value of such stock options granted to each Named Executive Officer, respectively.
(3) The Black-Scholes option-pricing model was used to determine the grant date present value of the stock options granted in November 2000 by the Company to the Named Executive Officers. Under the Black-Scholes option-pricing model, the grant date present value of each stock option referred to in the table was calculated to be $10.23. The following facts and assumptions were used in making such calculation: (i) an exercise price of $15.00 for each such stock option; (ii) a fair market value of $15.00 for one share of Common Stock on the date of grant; (iii) no dividend payments on Common Stock; (iv) a stock option term of 10 years; (v) a stock volatility of 58.8%, based on an analysis of monthly closing stock prices of shares of Common Stock during a 45-month period; and (vi) an assumed risk-free interest rate of 5.80%, which is equivalent to the yield on a ten-year treasury note on the date of grant. No other discounts or restrictions related to vesting or the likelihood of vesting of stock options were applied. The resulting grant date present value of $10.23 for each stock option was multiplied by the total number of stock options granted to each of the Named Executive Officers to determine the total grant date present value of such stock options granted to each Named Executive Officer, respectively.

Stock Option Exercises and Outstanding Stock Options

   The following table sets forth information with respect to all Company stock option exercises in 2000 by each of the Named Executive Officers and all outstanding Company stock options held by each of the Named Executive Officers as of December 31, 2000.

 Aggregated Option Exercises in 2000 and Option Values as of December 31, 2000

                                                        Number of Securities      Value of Unexercised
                            Number of                  Underlying Unexercised     In-the-Money Options
                             Shares                    Options at 12/31/00 (#)       at 12/31/00 ($)
                            Acquired        Value     ------------------------- -------------------------
                         on Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
                         --------------- ------------ ----------- ------------- ----------- -------------
Kerry J. Chauvin........          0              0      51,600       109,400      489,626      841,767
Murphy A. Bourke........     17,200        138,050       2,400        47,400          451      347,611
Joseph P. Gallagher,
 III....................          0              0      16,400        44,200      150,533      313,410

Compensation Committee Interlocks and Insider Participation

   Huey J. Wilson, Chairman, Gregory J. Cotter, Alden J. Laborde, and John P. Laborde, who comprise the Compensation Committee, are non-employee directors of the Company. Alden J. Laborde has been Chairman of the Board of the Company since 1986 and was Chief Executive Officer of the Company from 1986 to 1990.

   In connection with the initial public offering of its Common Stock, the Company entered into registration rights agreements (the "Registration Rights Agreements") with Alden J. Laborde and Huey J. Wilson, pursuant to which each of them has one remaining right to require the Company to register shares of Common Stock owned by him under the Securities Act. If either one of them makes such a demand, the other one is entitled to include his shares in such registration. If the Company proposes to register any Common Stock under the Securities Act in connection with a public offering, each of Messrs. Laborde and Wilson may require the Company to include all or a portion of the shares of Common Stock held by such shareholder. The Company has agreed under the Registration Rights Agreements to pay all the expenses of registration, other than underwriting discounts and commissions.

Compensation Committee Report on Executive Compensation

   The Compensation Committee has the authority, among other things, to review, analyze, and recommend compensation programs to the Board of Directors and to administer and grant awards under the Company's employee benefit plans.

   Four directors of the Company, Huey J. Wilson, Gregory J. Cotter, Alden J. Laborde, and John P. Laborde, comprise the Compensation Committee. Alden J. Laborde is Chairman of the Board of the Company and was Chief Executive Officer of the Company from 1986 to 1990. Neither Mr. Wilson, Mr. Cotter, nor John P. Laborde are present or former officers of the Company, and none of the members of the Compensation Committee are employees of the Company.

   The Company's executive compensation is comprised primarily of (i) salaries, (ii) annual cash incentive bonuses and (iii) long-term incentive compensation in the form of stock options granted under the Long-Term Incentive Plan of the Company. The salaries of Kerry J. Chauvin, the President and Chief Executive Officer, and the other executive officers of the Company are based on their levels of responsibility and the subjective assessment of their performance.

   The Company has no formal bonus plan, but it has adopted an executive compensation policy that ties a portion of executive compensation to the short-term performance of the Company. This policy is described in footnote 1 to the "Summary Compensation Table."

   The Company also provides long-term incentives to executive officers in the form of stock options granted under the Long-Term Incentive Plan. The stock option awards are intended to reinforce the relationship between compensation and increases in the market price of the Company's common stock and to align the executive officers' financial interests with that of the Company's stockholders. The size of awards is based upon the position of each participating officer and a subjective assessment of each participant's individual performance. The table entitled "Option Grants in 2000" under the heading "Executive Compensation" sets forth the stock options granted in 2000 to three executive officers, including Mr. Chauvin, the Chief Executive Officer, based upon position and subjective assessment.

   Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. No executive officer of the Company reached the deductibility limitation for 2000. The Compensation Committee believes that the stock options granted to executive officers, as discussed above, qualify for the exclusion from the deduction limitation under
Section 162(m). The Compensation Committee anticipates that the remaining components of individual executive compensation that do not qualify for an exclusion from Section 162 (m) should not exceed $1 million in any year and therefore will continue to qualify for deductibility.

                          The Compensation Committee

Huey J. Wilson,           Gregory J. Cotter   Alden J. Laborde John P. Laborde
Chairman

Performance Graph

   The following graph compares the cumulative total stockholder return on the Common Stock from April 3, 1997, which is the date that the Common Stock was initially offered to the public and registered pursuant to Section 12 of the Securities Exchange Act of 1934, to December 31, 2000, with the cumulative total return of the Standard & Poor's 500 Stock Index and Standard & Poor's 500 Oil & Gas (Drilling & Equipment) Index for the same period. The returns are based on an assumed investment of $100 on April 3, 1997 in Common Stock and in each of the indexes and on the assumption that dividends were reinvested.

                    Comparison of Cumulative Total Return*
                Gulf Island Fabrication, Inc., S&P 500 Index &
                S&P 500 Oil & Gas (Drilling & Equipment) Index



                         April 3, December 31, December 31, December 31, December 31,
                           1997       1997         1998         1999         2000
                         -------- ------------ ------------ ------------ ------------
Gulf Island
 Fabrications, Inc. .... $100.00    $266.67      $103.33      $125.00      $242.51
S&P 500 Index...........  100.00     130.90       168.31       203.72       185.18
S&P 500 Oil & Gas
 (Drilling & Equipment)
 Index..................  100.00     151.14        86.43       117.94       160.29

ASSUMES $100 INVESTED ON APRIL 3, 1997 IN GULF ISLAND FABRICATION, INC. COMMON STOCK, S&P 500 INDEX & S&P 500 OIL & GAS (DRILLING & EQUIPMENT) INDEX

* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

Audit Committee Report

   The Audit Committee of the Board of Directors of the Company (the "Audit Committee") is composed of three directors and operates under a written charter adopted by the Board of Directors, which is attached as Appendix A to this proxy statement. The members of the Audit Committee are independent for purposes of the National Association of Security Dealers' listing standards. The members of the Audit Committee are Gregory J. Cotter, Chairman, Thomas E. Fairley, and Hugh J. Kelly. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the independent auditors of the Company.

   Management is responsible for the internal controls and the financial reporting process of the Company. The independent auditors are responsible for performing an independent audit of the consolidated financial statements of the Company in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and to oversee these processes.

   In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the consolidated financial statements of the Company for 2000 were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the audited consolidated financial statements for 2000 with management and the independent auditors. The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The independent auditors of the Company also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence. The Audit Committee considered whether the provision of the services covered below under the caption "All Other Fees" is compatible with maintaining the principal auditor's independence.

   Based upon the Audit Committee's review and discussions described above and the Audit Committee's review of the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Annual Report on Form 10-K of the Company for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                              The Audit Committee

Gregory J. Cotter, Chairman       Thomas E. Fairley            Hugh J. Kelly

                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

   The Board of Directors seeks shareholder ratification of the Board's appointment of Ernst & Young LLP to act as the independent auditors of the financial statements of the Company and its subsidiaries for 2001. The Board has not determined what, if any, action would be taken should the appointment of Ernst & Young LLP not be ratified. One or more representatives of Ernst & Young LLP will be available at the Meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement.

Audit Fees

   The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the annual financial statements of the Company for 2000 and the reviews of the financial statements included in the quarterly reports on Form 10-Q of the Company for 2000 were $59,000.

All Other Fees

   The aggregate fees billed for all other services rendered by Ernst & Young LLP for 2000 were $86,000.

                                 OTHER MATTERS

Quorum and Voting

   The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum. Shareholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, (i) the election of the two directors to be elected at the Meeting will be determined by plurality vote (that is, the two nominees receiving the largest number of votes will be elected) and (ii) a majority of votes actually cast will decide any other matter properly brought before the Meeting for a vote of shareholders. Shareholders for which proxy authority to vote for any nominee for election as a director is withheld by the shareholder and shares that have not been voted by brokers who may hold shares on behalf of the beneficial owners ("broker non-votes") will not be counted as voted for the affected nominee. With respect to all other matters, shares not voted as a result of abstentions will have the same effect as votes against those matters, but broker non-votes will not be considered as voted for purposes of determining whether or not a majority of votes were cast for such matters.

Other Business

   Management has not received any notice that a shareholder desires to present any matter for action by shareholders at the Meeting and is unaware of any matter for action by shareholders at the Meeting other than the matters described in the accompanying notice. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the Meeting or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

Shareholder Proposals

   Any shareholder who desires to present a proposal qualified for inclusion in the Company's proxy materials for the annual meeting of shareholders to be held in 2002 (the "2002 Annual Meeting") must forward the proposal in writing to the Secretary of the Company at the address shown on the first page of this proxy statement in time to arrive at the Company no later than November 23, 2001. The Amended and Restated Articles of Incorporation of the Company provide that shareholders intending to nominate a director must furnish timely written notice containing specified information concerning, among other things, information about the nominee and the shareholder making the nomination. In general, to be timely a shareholder's notice must be received by the Secretary of the Company not less than 45 days nor more than 90 days prior to the shareholder's meeting. The Company will be permitted to disregard any nomination that fails to comply with these procedures. Proxies solicited on behalf of the Board of Directors for the 2002 Annual Meeting will confer discretionary authority to vote with respect to any other matter properly submitted by a shareholder for action at the 2002 Annual Meeting if the Company does not, on or before February 6, 2002, receive written notice, addressed to the Secretary of the Company at the address shown on the first page of this proxy statement, that the shareholder intends to do so.

                                         By Order of the Board of Directors

                                         /s/ Valarae L. Bates
                                           VALARAE L. BATES
                                              Secretary

Houma, Louisiana
March 23, 2001

                                                                     Appendix A

                                THE CHARTER OF
                            THE AUDIT COMMITTEE OF
                           THE BOARD OF DIRECTORS OF
                         GULF ISLAND FABRICATION, INC.

 Organization

   This charter governs the operations of the audit committee. The charter complies with certain rules adopted by the Securities and Exchange Commission, the Auditing Standards Board, and the National Association of Securities Dealers, Inc. (the "NASD") relevant to audit committees, including rules derived from recommendations made by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. The committee shall review and reassess the charter at least annually and report its recommendations to the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom shall be an "independent director" under NASD Rule 4200(a)(14). All committee members shall meet the financial literacy requirements set forth in the first sentence of NASD Rule 4310(c)(26)(B)(i), and at least one member shall have the accounting or related financial management expertise described in the second sentence of NASD Rule 4310(c)(26)(B)(i).

 Statement of Policy

   The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

 Responsibilities and Processes

   The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible in order to react to changing conditions and circumstances.

   The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

  . The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The board and the committee shall have the ultimate authority and responsibility to select, to evaluate and, if appropriate, to replace the independent auditors. The committee shall
     (i) receive from the auditors the letter and the written disclosures delineating all relationships between the auditor and the Company, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, (ii) discuss with the auditors their independence from management and the Company and the matters included in those written disclosures, including any disclosed relationships or services that may impact the objectivity and independence of the auditor, and (iii) take, or recommend that the board take, appropriate action to oversee the independence of the auditor. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholder approval.

  . The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. The internal audit function may be contracted to a third party, which may be the independent auditors. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

  . The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

  . The committee shall review and discuss with management and the independent auditors the financial statements proposed to be included in the Company's Annual Report on Form 10-K and, based on the review and discussions, recommend to the board whether they are acceptable for inclusion in the Annual Report on Form 10-K. The committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under Statements on Auditing Standard No. 61, Communication with Audit Committees.

        This Proxy is Solicited on Behalf of the Board of Directors of

                         GULF ISLAND FABRICATION, INC.

The undersigned hereby constitutes and appoints Kerry J. Chauvin and Joseph P. Gallagher, III, or either of them, proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated on the reverse side, all of the shares of Common Stock of Gulf Island Fabrication, Inc. (the "Company") that the undersigned is entitled to vote held of record by the undersigned on March 9, 2001, at the annual meeting of shareholders of the Company to be held on April 25, 2001 (the "Annual Meeting"), and at all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR THE PROPOSAL LISTED ON THE REVERSE SIDE. THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                           (Please See Reverse Side)

                    Please mark, sign, date and return your
                        proxy card as soon as possible!

                        Annual Meeting of Shareholders
                         Gulf Island Fabrication, Inc.

                                April 25, 2001

                Please Detach and Mail in the Envelope Provided


A [X] Please mark your
      votes as in this
      example.

                                                WITHHOLD
                                                AUTHORITY
                        FOR all nominees       to vote for
                      listed to the right     all nominees
                      (except as marked to      listed to
                       the contrary below)      the right                            The Board of Directors recommends a vote FOR
                                                                                     the nominees listed below and FOR Proposal 2.
1. Election of the            [ ]                  [ ]      Nominees:                                        FOR   AGAINST  ABSTAIN
   nominees for                                               Thomas E. Fairley                              [ ]     [ ]      [ ]
   directors.                                                 Hugh J. Kelly       2. Ratification of
                                                                                     appointment of
INSTRUCTIONS: To withhold authority to vote for any                                  Ernst & Young LLP as
individual nominee, strike a line through the nominee's                              independent auditors.
name in the list to the right.
                                                                                  3. In their discretion
                                                                                     to vote upon such
                                                                                     other business as may
                                                                                     properly come before
                                                                                     the Annual Meeting or
                                                                                     any adjournment
                                                                                     thereof.

                                                                                  Please mark, sign, date and return this proxy
                                                                                  promptly using the enclosed envelope.


Signature of Shareholder ______________________________ Signature if held jointly _________________________ Date:_____________, 2001

NOTE:  Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the label above. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.
